UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2007
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50518 (Commission File Number)	11-3626383 (I.R.S. Employer Identification No.)
9800 Richmond Avenue, Suite 680
Houston, Texas 77002
(Address of principal executive offices, including zip code)
713-339-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 19, 2007, Franklin Bank Corp. (the “Company”) executed an engagement letter (the “Engagement Letter”) with SMH Capital Inc. (the “Placement Agent”) in connection with the offer and sale of up to $25 million in aggregate amount of the Company’s common stock, $.01 par value per share (“Common Stock”), to investors, including the Company’s officers, employees and directors (the “Offering”). The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-141039) previously filed with the Securities and Exchange Commission on March 2, 2007 and declared effective on April 9, 2007.
     By the terms of the Engagement Letter, the Placement Agent agreed to act as the Company’s exclusive placement agent, on a best efforts basis, in connection with the Offering. The Placement Agent will receive a fee of 5% of the gross proceeds of shares of Common Stock it places to investors other than the Company’s officers, employees, directors and specified investors identified by the Company. The Placement Agent will also be reimbursed for all reasonable out of pocket costs and expenses incurred by it in performing its obligations in connection with the Engagement Letter, including up to $15,000 for fees and expenses of its legal counsel.
     In connection with the Offering, on June 19, 2007, the Company entered into stock purchase agreements (the “Purchase Agreement”) with a limited number of investors, including certain officers, employees and directors of the Company (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 1,592,356 shares of Common Stock at $15.70 per share. The aggregate purchase price for the Common Stock sold in the Offering is approximately $25 million. The Company expects that the net proceeds of the Offering will be approximately $24.0 million after deducting Placement Agent fees and all estimated offering expenses that are payable by the Company. The Offering is expected to close on or about June 26, 2007.
     Copies of the Engagement Letter and the form of Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 8.01 Other Events
     On June 20, 2007, the Company issued a press release announcing that definitive agreements had been entered into with respect to the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
10.1	Engagement Letter by and between Franklin Bank Corp. and SMH Capital Inc., dated June 19, 2007.

10.2	Form of Stock Purchase Agreement.

99.1	Press Release of Franklin Bank Corp., dated June 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: June 26, 2007	By:	/s/ Russell McCann
Russell McCann
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Engagement Letter by and between Franklin Bank Corp. and SMH Capital Inc., dated June 19, 2007.

10.2	Form of Stock Purchase Agreement

99.1	Press Release of Franklin Bank Corp., dated June 20, 2007.